Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Village Farms International, Inc. of:

1.	our report dated March 15, 2021 relating to the financial statements of Village Farms International, Inc.; and

2.	our report dated March 12, 2021 related to the financial statements of Pure SunFarms Corp.,

which appear in Village Farms International, Inc. Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, British Columbia

Canada

June 10, 2021